Exhibit 24

UNION PACIFIC CORPORATION

Power of Attorney

Each of the undersigned directors of Union Pacific Corporation, a Utah corporation (the “Corporation”), do hereby appoint John J. Koraleski, Diane K. Duren and James J. Theisen, Jr., and each of them acting individually, as my true and lawful attorney-in-fact, each with power to act without the other in full power of substitution, to execute, deliver and file, for and on my behalf, and in my name and in my capacity as a Director, a Registration Statement or Statements on Form S-8 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, with respect to the issuance of up to 38,999,800 shares of Common Stock of the Corporation pursuant to the Union Pacific Corporation 2013 Stock Incentive Plan, hereby granting to such attorneys and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as I might or could do personally or in my capacity as Director, hereby ratifying and confirming all acts and things which such attorney or attorneys may do or cause to be done by virtue of this power of attorney.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of May 16, 2013.

/s/ Andrew H. Card, Jr.	/s/ Michael R. McCarthy
ANDREW H. CARD, JR.	MICHAEL R. MCCARTHY

/s/ Erroll B. Davis, Jr.	/s/ Michael W. McConnell
ERROLL B. DAVIS, JR.	MICHAEL W. MCCONNELL

/s/ Thomas J. Donohue	/s/ Thomas F. McLarty III
THOMAS J. DONOHUE	THOMAS F. MCLARTY III

/s/ Archie W. Dunham	/s/ Steven R. Rogel
ARCHIE W. DUNHAM	STEVEN R. ROGEL

/s/ Judith Richards Hope	/s/ Jose H. Villarreal
JUDITH RICHARDS HOPE	JOSE H. VILLARREAL

/s/ Charles C. Krulak	/s/ James R. Young
CHARLES C. KRULAK	JAMES R. YOUNG